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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 16, 2004
                        (Date of earliest event reported)

                        CONSUMER PORTFOLIO SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

       California                     1-14116                    33-0459135
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)


         16355 Laguna Canyon Road
         Irvine, California                                        92618
         (Address of Principal Executive Offices)                (Zip Code)

       Registrant's Telephone Number, Including Area Code: (949) 753-6800

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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 16, 2004, Consumer Portfolio Services, Inc. (the "Company") notified KPMG LLP ("KPMG") that KPMG's appointment as the Company's independent auditor would cease upon completion of the review of the Company's consolidated financial statements as of and for the three- and nine- month periods ended September 30, 2004. The Audit Committee of the Board of Directors of the Company approved the decision to terminate such appointment. KPMG's audit reports on the Company's financial statements for the most recent two fiscal years, which ended December 31, 2003 and 2002, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

On October 21, 2004, at the direction of the Audit Committee, the Company appointed McGladrey & Pullen LLP to serve as the Company's independent public accountants, effective with the audit of financial statements for the year ending December 31, 2004.

During the Company's two most recent fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through October 21, 2004, neither the Company nor anyone acting on its behalf consulted McGladrey & Pullen LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

In connection with its audits of the Company's financial statements for the two most recent fiscal years, and through October 20, 2004:

         a) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its opinions on the financial statements; and

         b) there were no reportable events (as specified in Item 304(a) (1) (v) of Regulation S-K).


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

16.1 Letter from KPMG LLP to the Securities and Exchange Commission pursuant to
Item 304(a)(3) of Regulation S-K. (to be filed by amendment)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Consumer Portfolio Services, Inc.

October 21, 2004           By:      /s/ Robert E. Riedl
                                    ----------------------------
                                    Robert E. Riedl,
                                    Sr. Vice President and
                                    Chief Financial Officer





                                  EXHIBIT INDEX
Exhibit
Number   Description

16.1 Letter from KPMG LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K. (to be filed by amendment)